Exhibit 4.15

DESCRIPTION OF COMCAST CORPORATION’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES
EXCHANGE ACT OF 1934

As of December 31, 2021, Comcast Corporation (“Comcast,” the “Company,” “we,” “us” or “our”) had eleven classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, (2) our 2.0% Exchangeable Subordinated Debentures due 2029, (3) our 5.50% Notes due 2029, (4) our 9.455% Guaranteed Notes due 2022, (5) our 0.000% Notes due 2026, (6) our 0.250% Notes due 2027, (7) our 1.500% Notes due 2029, (8) our 0.250% Notes due 2029, (9) our 0.750% Notes due 2032, (10) our 1.875% Notes due 2036 and (11) our 1.250% Notes due 2040.

(1)    DESCRIPTION OF OUR COMMON STOCK

In the following summary, references to the “Company,” “we,” “us” and “our” refer only to Comcast and not any of its subsidiaries. The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. This summary does not purport to be complete and is qualified in its entirety by reference to such articles of incorporation and by-laws.

We have two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share. There are currently authorized 7.5 billion shares of Class A common stock, 75 million shares of Class B common stock and 20 million shares of preferred stock. Our Board of Directors (the “Board”) may issue preferred stock, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special rights as our Board shall determine.

Dividends

Subject to the preferential rights of any preferred stock then outstanding, holders of our Class A common stock and Class B common stock are entitled to receive, from time to time, when, as and if declared, in the discretion of our Board, such cash dividends as our Board may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

Holders of our Class A common stock and Class B common stock will also be entitled to receive, from time to time, when, as and if declared by our Board, such dividends of our stock or other property as our Board may determine, out of such funds as are legally available therefor. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of our common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, our Class B common stock may also be paid or issued in shares of our Class A common stock.

Voting Rights

As a general matter, on all matters submitted for a vote to holders of all classes of our voting stock, holders of our Class A common stock in the aggregate hold 66 2/3% of the aggregate voting power of our capital stock, and holders of our Class B common stock in the aggregate hold a non-dilutable 33 1/3% of the combined voting power of our capital stock. This nondilutable voting power is subject to proportional decrease to the extent the number of shares of Class B common stock is reduced below 9,444,375, subject to adjustment in specified situations. Stock dividends payable on the Class B common stock in the form of Class B common stock do not decrease the nondilutable voting power of the Class B common stock.

Approval Rights

Except as required by law, holders of Class A common stock have no specific approval rights over any corporate actions. Holders of our Class B common stock have an approval right over (1) any merger of us with another company or any other transaction, in each case that requires our shareholders’ approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the aggregate voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring our shareholders’ approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of our Class B common stock or any securities exercisable or exchangeable for or convertible into our Class B common stock; and (3) articles of incorporation or by-law amendments (such as an amendment to the articles of incorporation to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of our Class B common stock or any subsequent transferee of our Class B common stock to transfer, vote or otherwise exercise rights with respect to our capital stock.

Conversion of Class B Common Stock

The Class B common stock is convertible share for share into Class A common stock, subject to certain restrictions.

Preference on Liquidation

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Class A common stock and Class B common stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Mergers, Consolidations, Etc.

Our articles of incorporation provide that if in a transaction such as a merger, consolidation, share exchange or recapitalization, holders of each class of our common stock outstanding do not receive the same consideration for each of their shares of our common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of our common stock held by them, respectively, without regard to class), holders of each such class of our common stock will receive “mirror” securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of our common stock).

Miscellaneous

The holders of Class A common stock and Class B common stock do not have any preemptive rights. All shares of Class A common stock and Class B common stock presently outstanding are, and all shares of the Class A common stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and nonassessable.

(2)    DESCRIPTION OF OUR 2.0% EXCHANGEABLE SUBORDINATED DEBENTURES DUE 2029

The following summary of our 2.0% Exchangeable Subordinated Debentures due 2029 (the “ZONES”) is based on the indenture dated as of June 15, 1999 between Comcast Holdings Corporation (“Comcast Holdings” or the “Issuer”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the “Trustee”) (the “Base Indenture”), as amended by the first supplemental indenture dated as of September 12, 2005 among Comcast Holdings, the Trustee and Comcast (together with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. For the purposes of this summary, references to “we” and “our” refer only to Comcast Holdings.

General

The ZONES are unsecured, subordinated obligations of Comcast Holdings and will mature on November 15, 2029.

Principal, premium, if any, and interest on the ZONES are payable at the office or agency we maintain for such purpose within the City and State of New York or, at our option, payment of interest may be made by check mailed to the holders of the ZONES at their respective addresses set forth in the register of holders of the ZONES, provided that all payments with respect to ZONES, the holders of which have given wire transfer instructions, on or prior to the relevant record date, to the paying agent, are made by wire transfer of immediately available funds to the accounts specified by the holders. Until we otherwise designate, our office or agency in New York will be the office of the trustee maintained for that purpose. The ZONES are issued in denominations of one ZONES and integral multiples thereof.

Interest

We make quarterly interest payments in an amount equal to $0.4082 per ZONES, or 2.0% per year of the original principal amount, plus the amount of any quarterly cash dividend paid on the reference shares attributable to each ZONES. Holders of the ZONES are not expected to receive interest attributable to any cash dividend on the reference shares for this payment period because Sprint has never paid a cash dividend on its Sprint PCS stock.

Interest on the ZONES accrues from the issue date of the ZONES. We pay this interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2000, but subject to our right to defer quarterly payments of interest.
We also distribute, as additional interest on the ZONES, any property, including cash (other than any quarterly cash dividend), distributed on or with respect to the reference shares (other than publicly traded equity securities, which will themselves become reference shares). If the additional interest on the reference shares includes publicly traded securities (other than equity securities), we will distribute those securities. We will not, however, distribute fractional units of securities. We will pay cash instead of distributing the fractional units. Otherwise, we will distribute the fair market value of any property comprising additional interest as determined in good faith by our board of directors. We will distribute any additional interest to holders of the ZONES on the 20th business day after it is distributed on the reference shares. The record date for any distribution of additional interest is the 10th business day after the date any cash or property is distributed on the reference shares.

If extraordinary dividends on the reference shares are paid, the contingent principal amount will be reduced on a quarterly basis to the extent necessary so that the yield to the date of computation (including all interest payments other than those attributable to regular periodic cash dividends) does not exceed 2.0%. In no event will the contingent principal amount be less than zero. Changes in the contingent principal amount will not affect the amount of the quarterly interest payments.

If interest or additional interest is payable on a date that is not a business day (as defined at the end of this paragraph), payment will be made on the next business day (and without any interest or other payment in respect of this delay). However, if the next business day is in the next calendar year, payment of interest will be made on the preceding business day. A “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or regulation to close.

Deferral of interest payments

If no event of default has occurred and is continuing under the ZONES, we can, on one or more occasions, defer quarterly interest payments on the ZONES for up to 20 consecutive quarterly periods. If we terminate a deferral period and subsequently elect to defer quarterly interest payments, we will again be subject to the 20 consecutive quarterly period limitation.

We will not, however, be subject to the 20 consecutive quarterly period limitation on deferral if, as a result of a tender offer, an exchange offer, a business combination or otherwise, all reference shares cease to be outstanding, and we subsequently elect to defer quarterly payments of interest on the ZONES.

Any deferral of interest payments cannot extend, however, beyond the maturity date of the ZONES. We can never defer distributions of additional interest.

If we defer quarterly payments of interest, the contingent principal amount of the ZONES will increase by the amount of the deferred quarterly payments of interest, plus accrued interest thereon at an annual rate of 2.0%, compounded quarterly, and the early exchange ratio will be 100% for the quarter following each deferral of a payment of quarterly interest. Once we have paid all deferred quarterly interest, plus accrued interest thereon, together with the quarterly interest payment for the current quarterly interest payment period, the contingent principal amount will reduce by the amount of that payment of deferred quarterly interest plus accrued interest thereon, the early exchange ratio will decrease to 95% and we can again defer quarterly interest payments as described above. Instead of accruing cash interest on the ZONES during a quarterly deferral period, so long as the current market value of the reference shares exceeds the original principal amount of the ZONES, we may at our option, but are not obligated to, increase the number of reference shares attributable to each ZONES by an annual rate of 2.0%. If we elect to make this increase, we will be deemed current on that quarterly payment of interest and will not increase the contingent principal amount, although the early exchange ratio will remain at 100% only for the five business days immediately following the scheduled quarterly interest payment date related to the deferral. After that five day period, the early exchange ratio will decrease to 95%. At the time we give notice that we intend to defer a quarterly payment of interest, we must elect to either accrue cash interest on the ZONES for that quarterly interest period or increase the number of reference shares attributable to the ZONES, each as described above.

If we elect to defer interest on the ZONES in any particular quarter, we will give the trustee notice. We will also prepare a press release and provide it to DTC for dissemination through the DTC broadcast facility. We will give this notice one business day before the earlier of:

•the record date for the next date that interest on the ZONES is payable; or

•the date we are required to give notice to the NYSE (or any other applicable self-regulatory organization) or to holders of the ZONES of the record date or the date any quarterly interest payment is payable.
We refer to the last date on which we can give notice that we intend to defer the payment of interest in respect of a quarterly payment of interest as a deferral notice date. When applicable, we will state in any deferral notice that we are not subject to the 20 consecutive period limitation on deferrals and may continue to defer the payment of quarterly interest until maturity or earlier redemption.

Principal amount

The original principal amount per ZONES is equal to its initial purchase price, or $81.6325. The minimum amount payable upon redemption or maturity of a ZONES (which we refer to as the contingent principal amount) will initially be equal to the original principal amount. If an “extraordinary dividend” is ever paid on the reference shares, the contingent principal amount will be reduced on a quarterly basis to the extent necessary so that the yield to the date of computation (including all quarterly interest payments other than those attributable to regular periodic cash dividends) does not exceed a 2.0% annual yield. In no event will the contingent principal amount be less than zero.

An “extraordinary dividend” means a dividend or distribution consisting of cash or any other property (other than additional reference shares), except for regular periodic cash dividends.

If all of the reference shares cease to be outstanding as a result of a tender offer, an exchange offer, a business combination or otherwise, the maturity of the ZONES will not be accelerated and the ZONES will continue to remain outstanding until the maturity date unless earlier redeemed by us.

At maturity, holders will be entitled to receive the higher of (a) the contingent principal amount of the ZONES or (b) the sum of the current market value of the reference shares on the maturity date plus any deferred quarterly payments of interest (including any accrued interest thereon), plus, in each case, the final period distribution.

A “final period distribution” means, in respect of (a) the maturity date, a distribution determined in accordance with clauses (2), (3) and (4) below, and (b) the redemption date, a distribution determined in accordance with clauses (1), (2), (3) and (4) below. If the redemption date is in connection with a rollover offering, the distribution determined in accordance with clause (4) shall be all dividends and distributions on or in respect of the reference shares which a holder of reference shares on the pricing date (defined below) would be entitled to receive.

(1)Unless (a) the scheduled redemption date of the ZONES is also a scheduled quarterly interest payment date or (b) quarterly interest has been deferred for the then current quarterly dividend period, an amount equal to an annual rate of 2.0% on the original principal amount of the ZONES from the most recent scheduled interest payment date to the date of redemption, plus
(2)all dividends and distributions on or in respect of the reference shares declared by the applicable reference company and for which the ex- date for the dividend or distribution falls during the period from the date of original issuance of the ZONES to the most recent scheduled interest payment date and which have not been distributed to holders of reference shares prior to the most recent scheduled interest payment date, plus

(3)all dividends and distributions on or in respect of the reference shares which a holder of reference shares during the period from the most recent scheduled quarterly interest payment date to the date immediately preceding the first trading day of the averaging period is entitled to receive, plus
(4)a distribution equal to the sum of, for each successive day in the averaging period that is anticipated on the first day of the averaging period to be a trading day, the amounts determined in accordance with the following formula:
E x (1 - 0.05n)
where:

E =all dividends and distributions on or in respect of the reference shares which a holder of reference shares on the applicable day would be entitled to receive, provided that an ex- date that occurs on a day that is not a scheduled trading day shall be deemed to have occurred on the immediately preceding scheduled trading day; and
n =the number of scheduled trading days that have elapsed in the averaging period with the first trading day of the averaging period being counted as zero.
A holder of the ZONES is only entitled to receive distributions determined in accordance with clauses (2), (3) or (4) to the extent actually distributed by the applicable reference company. Amounts calculated with respect to cash amounts paid by the applicable reference company on reference shares as described in clauses (2), (3) or (4) before the redemption date or the maturity date, as the case may be, will be paid on the redemption date or the maturity date, as the case may be. Amounts calculated with respect to all other property distributed, or the cash value of the property, will be distributed within 20 business days after it is distributed on the reference shares.

Exchange option

At any time or from time to time, holders of the ZONES may exchange the ZONES for an amount of cash equal to 95% (which we refer to as the early exchange ratio) of the exchange market value of the reference shares attributable to each ZONES. The early exchange ratio will be equal to (a) 95% of the exchange market value of the reference shares attributable to each ZONES or (b) during a deferral of the quarterly interest payments on the ZONES or, if we so elect, during the pendency of any tender or exchange offer for any of the reference shares, 100% of the exchange market value of the reference shares attributable to each ZONES.

We will pay the amount due upon exchange as soon as reasonably practicable after delivery of an exchange notice to the trustee, but in no event earlier than three trading days after the date of the notice or later than ten trading days after the date of the notice.

The “exchange market value” means the closing price (as defined below) on the trading day (as defined below) following the date of delivery of an exchange notice to the trustee, unless more than 500,000 ZONES have been delivered for exchange on that date. If more than 500,000 ZONES have been delivered for exchange, then the exchange market value shall be the average closing price on the five trading days following that date.

If more than 500,000 ZONES are delivered for exchange on any one day, we will give the trustee notice. We will also issue a press release prior to 9:00 a.m., New York City time, on the next trading day, and provide it to DTC for dissemination through the DTC broadcast facility.

Our failure to provide these notices, however, will not affect the determination of exchange market value as described above.

So long as the ZONES are held through DTC, a holder may exercise his or her exchange right through the relevant direct participant in the DTC ATOP system. If the ZONES are held in certificated form, such holder may exercise his or her exchange right as follows:

•complete and manually sign an exchange notice in the form available from the trustee and deliver this notice to the trustee at the office maintained by the trustee for this purpose;
•surrender the ZONES to the trustee;
•if required, furnish appropriate endorsement and transfer documents; and
•if required, pay all transfer or similar taxes.
Pursuant to the Indenture, the date on which all of the foregoing requirements have been satisfied is the redemption date with respect to the ZONES delivered for exchange.

Redemption

We may redeem at any time all but not some of the ZONES at a redemption price equal to the sum of the higher of the contingent principal amount of the ZONES or the sum of the current market value of the reference shares plus any deferred quarterly payments of interest, plus, in either case, the final period distribution.

The “current market value” (other than in the case of a rollover offering, which is described below) is defined as the average closing price per reference share on the 20 trading days (which we refer to as the averaging period) immediately prior to (but not including) the fifth business day preceding the redemption date; provided, however, that for purposes of determining the payment required upon redemption in connection with a rollover offering, “current market value” means the closing price per reference share on the trading day immediately preceding the date that the rollover offering is priced (which we refer to as the pricing date) or, if the rollover offering is priced after 4:00 p.m., New York City time, on the pricing date, the closing price per share on the pricing date, except that if there is not a trading day immediately preceding the pricing date or (where pricing occurs after 4:00 p.m., New York City time, on the pricing date) if the pricing date is not a trading day, “current market value” means the market value per reference share as of the redemption date as determined by a nationally recognized independent investment banking firm retained by us.

A “rollover offering” means a refinancing by us of the ZONES by way of either (a) a sale of the reference shares or (b) a sale of securities that are priced by reference to the reference shares, in either case, by means of a completed public offering or offerings by us (which may include one or more exchange offers) and which is expected to yield net proceeds which are sufficient to pay the redemption amount for all of the ZONES. The trustee will notify holders if we elect to redeem their ZONES in connection with a rollover offering not less than 30 nor more than 60 business days prior to the redemption date. We will also issue a press release prior to 4:00 p.m., New York City time, on the business day immediately before the day on which the closing price of the reference shares is to be measured for the purpose of determining the current market value in connection with a rollover offering. The notice will state we are firmly committed to price the rollover offering, will specify the date on which the rollover offering is to be priced (including whether the rollover offering will be priced during trading on the pricing date or after the close of trading on the pricing date) and consequently, whether the closing price for the reference shares by which the current market value will be measured will be the closing price on the trading date immediately preceding the pricing date or the closing price on the pricing date. We will provide that press release to DTC for dissemination through the DTC broadcast facility.

The “closing price” of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the NYSE on that date or, if that security is not listed for trading on the NYSE on that date, as reported in the composite transactions for the principal United States securities exchange on which that security is so listed, or if that security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if that security is not so reported, the last quoted bid price for that security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. In the event that no such quotation is available for any day, our board of directors will be entitled to determine the closing price on the basis of those quotations that it in good faith considers appropriate. To the extent that trading of reference shares regular way continues past 4:00 p.m., New York City time, “closing price” shall be deemed to refer to the price at the time that is then customary for determining the trading day’s index levels for stocks traded on the primary national securities exchange or automated quotation system on which the reference shares are then traded or quoted. All references to 4:00 p.m., New York City time, in the definition of “current market value” shall thereafter be deemed to refer to the then customary determination time.

A “trading day” is defined as a day on which the security, the closing price of which is being determined, (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of that security.

In addition, if at any time on or prior to January 30, 2000, a “tax event” shall occur and be continuing, we will have the right exercisable within 180 days after such “tax event”, upon not less than 15 business days’ notice, to redeem the ZONES, in whole, at a redemption price equal to the higher of the contingent principal amount of the ZONES or the sum of the current market value of the reference shares, determined by reference to an averaging period of 5 rather than 20 trading days, plus, in either case, the final period distribution (computed by accounting for the 5-day averaging period), plus any deferred quarterly payments of interest.

A “tax event” means that the trustee shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations, in each case, on or after the date of this prospectus supplement (a “change in tax law”), there is the creation by such change in tax law of a substantial risk that, as a result of entrance into the ZONES, we will be treated for purposes of Section 1259 of the Internal Revenue Code as having constructively sold some or all of our Sprint PCS Stock.

We will give holders 30 business days’ notice before the redemption of the ZONES (in the case of a redemption not pursuant to a “tax event”) and will irrevocably deposit with the trustee sufficient funds to pay the redemption amount. Distributions to be paid on or before the redemption date of the ZONES will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, interest on the ZONES will cease to accrue on and after the date of redemption and all rights of the holders of the ZONES will cease, except for the right of the holders to receive the redemption amount (but without interest on that redemption amount), including, if applicable, the final period distribution.

If the redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of that delay). However, if the next business day is in the next calendar year, the redemption amount will be payable on the preceding business day.

If we improperly withhold or refuse to pay the redemption amount for the ZONES, interest on the ZONES will continue to accrue at an annual rate of 2.0% from the original redemption date to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount. The final period distribution will be deemed paid on the original redemption date scheduled to the extent paid as set forth in the definition of final period distribution above.

In compliance with applicable law (including the United States federal securities laws), we and our affiliates may, at any time, purchase outstanding ZONES by tender, in the open market or by private agreement.

Subordination

The ZONES are unsecured and junior in right of payment to all senior indebtedness (as we define below). This means that no payment of principal, premium (if any) or interest on the ZONES may be made if:

•any of our senior indebtedness is not paid when due, any applicable grace period with respect to any default for non-payment of principal, premium, interest or any other payment due on any senior indebtedness has ended and that default has not been cured or waived or ceased to exist; or
•the maturity of any senior indebtedness has been accelerated because of a default.
On any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization or other similar proceedings, all principal of, premium, if any, interest and any other amounts due or to become due on, all senior indebtedness must be paid in full before the holders of the ZONES are entitled to receive or retain any payment. Because of this subordination, if we dissolve or otherwise liquidate, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt, including the ZONES, may receive less, ratably, than our other creditors. Upon payment in full of the senior indebtedness, the holders of the ZONES will assume rights similar to the holders of senior indebtedness to receive any remaining payments or distributions applicable to senior indebtedness until all amounts owing on the ZONES are paid in full. The ZONES are intended to rank equally with all other existing and future subordinated debt and trade obligations of Comcast Holdings.

“Senior indebtedness” means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding today or incurred by us in the future:

•all of our indebtedness for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time we acquire it;
•all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money;
•all of our lease obligations which are capitalized on our books in accordance with generally accepted accounting principles;
•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that we, in any manner, assume or guarantee or that we in effect guarantee through an agreement to purchase, whether that agreement is contingent or otherwise; and
•all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to subordinated debt securities. Our senior debt securities, and any indebtedness outstanding under our senior subordinated debentures indenture dated as of October 17, 1991 between us and Harris Trust and Savings Bank as successor trustee to Morgan Guaranty Trust Company of New York, constitute senior indebtedness for purposes of the Indenture. Senior Indebtedness does not include any indebtedness that is by its terms junior or equal with the ZONES.

The ZONES do not limit our ability or that of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the ZONES.

Amount payable upon bankruptcy

Upon dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings in respect of Comcast Holdings, holders of the ZONES should be entitled to a claim against us in an amount equal to the higher of (a) the contingent principal amount of the ZONES or (b) the sum of the current market value (without giving effect to the provisions relating to rollover offerings) of the reference shares plus any deferred quarterly payments of interest (including any accrued interest thereon), plus, in either case, the final period distribution determined as if the date of such event was the maturity date of the ZONES.

Because of the subordination provisions contained in the Indenture, the amount holders actually receive is likely to be substantially less than the amount of their claim.

Dilution adjustments

For purposes of this document, “reference company” means Sprint and any other issuer of a reference share.

A “reference share” means, collectively:

•initially, one share of Sprint PCS stock; and
•after the issuance of the ZONES, each share or fraction of a share of publicly traded equity securities received by a holder of a reference share in respect of that reference share, and, to the extent the reference share remains outstanding after any of the following events but without duplication, including the reference share, in each case directly or as the result of successive applications of this paragraph upon any of the following events:
◦the distribution on or in respect of a reference share in reference shares;
◦the combination of reference shares into a smaller number of shares or other units;
◦the subdivision of outstanding shares or other units of reference shares;
◦the conversion or reclassification of reference shares by issuance or exchange of other securities;
◦any consolidation or merger of a reference company, or any surviving entity or subsequent surviving entity of a reference company (which we refer to as a reference company successor), with or into another entity (other than a merger or consolidation in which the reference company is the continuing corporation and in which the reference company common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the reference company or another corporation);
◦any statutory exchange of securities of the reference company or any reference company successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which the reference company is the continuing corporation and in which the reference company common stock outstanding immediately prior to the statutory exchange is not exchanged for cash, securities or other property of the reference company or another corporation); and
◦any liquidation, dissolution or winding up of the reference company or any reference company successor.
For purposes of the foregoing:

•a conversion or redemption by Sprint of all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation shall be deemed a consolidation or merger, with the Sprint PCS Group deemed to be the reference company, with Sprint deemed to be the reference company successor if Sprint FON stock or any other common stock of Sprint is issued in exchange for the Sprint PCS stock or with the relevant acquiror of the Sprint PCS Group assets deemed to be the reference company successor if common stock other than Sprint FON stock is issued in exchange for the Sprint PCS stock; and
•a redemption by Sprint pursuant to Article Sixth, Section 7.2 of its Articles of Incorporation of all of the outstanding shares of Sprint PCS stock in exchange for common stock of one or more wholly-owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed an exchange of shares of Sprint PCS stock for shares of common stock of the relevant subsidiary or subsidiaries.
As described above under “Interest,” we will pay as additional interest to holders of the ZONES any property received in distribution on a reference share, unless it is also a reference share, in which case it shall become part of a reference share. Upon any distribution of fractional shares or units of securities, other than fractional reference shares, we will pay the holders cash in lieu of distribution of such fractional shares or other units.

A “reference share offer” means any tender offer or exchange offer made for all or a portion of a class of reference shares of a reference company. A “reference share offer” shall include a conversion or redemption by Sprint of less than all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation.

If a reference share offer is made, we may, at our option, either:

•during the pendency of the offer, increase the early exchange ratio to 100%; or
•make a reference share offer adjustment.
A “reference share offer adjustment” means including as part of a reference share each share of publicly traded equity securities, if any, deemed to be distributed on or in respect of a reference share as average transaction consideration less the reference share proportionate reduction (as defined below).

The average transaction consideration deemed to be received by a holder of one reference share in a reference share offer will be equal to (a) the aggregate consideration actually paid or distributed to all holders of reference shares in the reference share offer, divided by (b) the total number of reference shares outstanding immediately prior to the expiration of the reference share offer and entitled to participate in that reference share offer.

The “reference share proportionate reduction” means a proportionate reduction in the number of reference shares which are the subject of the applicable reference share offer and attributable to one ZONES calculated in accordance with the following formula:

where:
R = X / N

R =the fraction by which the number of reference shares of the class of reference shares subject to the reference share offer and attributable to one ZONES will be reduced.
X =the aggregate number of reference shares of the class of reference shares subject to the reference share offer accepted in the reference share offer.
N =the aggregate number of reference shares of the class of reference shares subject to the reference share offer outstanding immediately prior to the expiration of the reference share offer.
If we elect to make a reference share offer adjustment, we will distribute as additional interest on each ZONES the average transaction consideration deemed to be received on the reference shares of the class subject to the reference share offer and attributable to each ZONES immediately prior to giving effect to the reference share proportionate reduction relating to that reference share offer (other than average transaction consideration that is publicly traded equity securities which will themselves become reference shares as a result of a reference share offer adjustment).

If we elect to make a reference share offer adjustment, and during the pendency of the reference share offer another reference share offer is commenced in relation to the reference shares the subject of the then existing reference share offer, we can change our original election by electing to increase the early exchange ratio to 100% during the pendency of the new reference share offer, or we can continue to elect to make a reference share offer adjustment. We will similarly be entitled to change our election for each further reference share offer made during the pendency of any reference share offer for the same class of reference shares. For the purposes of these adjustments, a material change to the terms of an existing reference share offer will be deemed to be a new reference share offer.

If we elect to increase the early exchange ratio to 100% in connection with a reference share offer, no reference share offer adjustment will be made and we cannot change our election if any further reference share offer is made.

We will give the trustee notice of our election in the event of any reference share offer. We will also prepare a press release and provide it to DTC for dissemination through the DTC broadcast facility. We will give this notice no later than 10 business days before the scheduled expiration of the reference share offer.

Calculations in respect of the ZONES

We will be responsible for making all calculations called for under the ZONES. These calculations include, but are not limited to, determination of:

•the contingent principal amount of the ZONES;
•the current market value of the reference shares;
•the exchange market value of the reference shares;
•the final period distribution on the ZONES;
•the cash value of any property distributed on the reference shares;
•the average transaction consideration in a reference share offer;
•the composition of a reference share; and
•the amount of accrued interest payable upon redemption or at maturity of the ZONES.
We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of the ZONES. We will provide a schedule of our calculations to the trustee and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Modification and Waiver

Comcast Holdings, when authorized by a resolution of its Board certified to the Trustee, and the Trustee, without consent of holders, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer;

(b) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the holders of the ZONES in any material respect;

(c) to establish the form or terms of securities of any series as permitted by Sections 2.01 and 2.03 to the Base Indenture;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the ZONES and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10 to the Base Indenture;

(e) to comply with any requirements in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

(f) to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

(g) to make any change that does not adversely affect the rights of any holder;

(h) as provided by or pursuant to a board resolution or indenture supplemental hereto establishing the terms of one or more series of ZONES;

(i) to add to the covenants of the Issuer such new covenants, restrictions, conditions or provisions as its Board shall consider to be for the protection of the holders of ZONES, and with respect to which the Trustee has received an opinion of counsel to a similar effect, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the ZONES to waive such an Event of Default; or

(j) to make any change so long as no ZONES are outstanding.

With the consent of the holders of not less than a majority in aggregate principal amount of the ZONES at the time outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the ZONES; provided, that no such supplemental indenture shall without the consent of each holder affected thereby:

(a) change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on the ZONES;

(b) reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto;

(c) change any place of payment where, or the currency in which, any ZONES or any premium or the interest thereon is payable;

(d) change the provisions for calculating the optional redemption price, including the definitions relating thereto; make any change to Section 4.07 or 4.10 to the Base Indenture;

(e) reduce the percentage in principal amount of outstanding ZONES the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with any provisions of the Indenture or any defaults and their consequences provided for in the Base Indenture;

(f) alter or impair the right to convert any ZONES at the rate and upon the terms provided in Article 13 to the Base Indenture;

(g) waive a default in the payment of principal of or interest on any ZONES;

(h) adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder;

(i) modify any of the provisions of Section 7.02 to the Base Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of ZONES affected thereby; or

(j) change or waive any provision that, pursuant to a board resolution or indenture supplemental hereto establishing the terms of the ZONES, is prohibited to be so changed or waived.

Events of Default

“Event of Default” means each one of the following events which shall have occurred and be continuing:

(a)default in the payment of any installment of interest upon any ZONES as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
(b)default in the payment of all or any part of the principal on any ZONES as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;
(c)default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the ZONES (other than a covenant or warranty in respect of the

ZONES a default in whose performance or whose breach is elsewhere in this section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in principal amount of the outstanding ZONES affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” pursuant to the Indenture;
(d)a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days;
(e)the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or
(f)any other Event of Default provided in the supplemental indenture or resolution of the Board under which such ZONES are issued or in the form of security for such series.
If an Event of Default described in clauses (a), (b), (c), or (f) above occurs and is continuing, then, and in each and every such case, unless the principal of all ZONES shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the ZONES then outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all ZONES and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) occurs and is continuing, then the principal amount of all ZONES then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any holder or the Trustee, to the full extent permitted by applicable law.

(3)    DESCRIPTION OF OUR 9.455% GUARANTEED NOTES DUE 2022

The following summary of our 9.455% Guaranteed Notes due 2022 (the “2022 Notes”) is based on the indenture dated as of November 14, 2002 between AT&T Broadband Corp., certain guarantors named therein and the Bank of New York (the “Base Indenture”), as amended by the first supplemental indenture dated as of August 31, 2009, the second supplemental indenture dated as of March 27, 2013 and the third supplemental indenture dated as of October 1, 2015 among Comcast Cable Communications, LLC as the obligor (as successor issuer to AT&T Broadband Corp., the “Issuer”), Comcast, NBCUniversal Media, LLC (together with Comcast, the “Guarantors”), and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee (the “Trustee”) (collectively with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. For the purposes of this summary, references to “we” and “our” refer to Comcast Cable Communications, LLC.

The 2022 Notes are the Issuer’s direct unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by the Guarantors.

Interest Payments

The 2029 Notes bears interest at a rate of 9.455% per annum and the Issuer will pay interest semi-annually in arrears on each May 15 and November 15, commencing May 15, 2003. Interest for the 2022 Notes is computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the 2022 Notes will accrue from the date of original issuance, or from the most recent interest payment date to which interest has been paid and will be payable semiannually on interest payment dates described of each year.

Guarantees

The guarantees will rank equally with all other general unsecured and unsubordinated obligations of the Guarantors.

The guarantees will not contain any restrictions on the ability of any of Guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

No Optional Redemption

The 2022 Notes will not be subject to optional redemption by the Issuer.

No Mandatory Redemption or Sinking Fund

There is no mandatory redemption prior to maturity or sinking fund payments for the 2022 Notes.

Additional Debt

The Indenture does not limit the amount of debt the Issuer may issue under the Indenture or otherwise.

Certain Covenants

The Issuer and the Guarantors are subject to some restrictions on their activities for the benefit of holders of all series of debt securities issued under the Indenture. The restrictive covenants summarized below apply, unless the covenants are waived or amended, so long as any of the debt securities are outstanding.

The Indenture does not contain any financial covenants other than those summarized below and does not restrict the Issuer or its subsidiaries from paying dividends or incurring additional debt. In addition, the Indenture does not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness

Neither Issuer nor any Guarantor shall create, incur or assume any Lien (other than any Permitted Lien) on such person’s assets, including the Capital Stock of its wholly owned subsidiaries to secure the payment of Indebtedness of the Issuer or any Guarantor, unless the

Issuer secures the outstanding 2022 Notes equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

Limitation on Sale and Leaseback Transactions

Neither the Issuer nor any Guarantor shall enter into any Sale and Leaseback Transaction involving any of such person’s assets, including the Capital Stock of its wholly owned subsidiaries.

The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:

•the lease is for a period of not in excess of three years, including renewal of rights;
•the lease secures or relates to industrial revenue or similar financing;
•the transaction is solely between the Issuer and a Guarantor or between or among Guarantors; or
•the Issuer or such Guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (a) the net proceeds of the sale of the assets or part thereof leased or (b) the fair market value of the assets or part thereof leased (as determined in good faith by the Issuer’s Board of Directors) either to:
◦the retirement (or open market purchase) of notes, other long-term Indebtedness of the Issuer ranking on a parity with or senior to the 2022 Notes or long-term Indebtedness of a Guarantor; or
◦the purchase by the Issuer or any Guarantor of other property, plant or equipment related to the business of the Issuer or any Guarantor having a value at least equal to the value of the assets or part thereof leased.
“Capitalized Lease” means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and “Capitalized Lease Obligation” is defined to mean the rental obligations, as aforesaid, under such lease.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person’s capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and preferred stock.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

•to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
•entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” means, with respect to any person at any date of determination (without duplication):

•all indebtedness of such person for borrowed money;
•all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;
•all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);
•all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
•all obligations of such person as lessee under Capitalized Leases;
•all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of:
◦the fair market value of such asset at such date of determination; and
◦the amount of such Indebtedness;
•all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person; and
•to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

•that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and
•that Indebtedness shall not include any liability for federal, state, local, or other taxes.
“Interest Rate Agreements” means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Indenture, the Issuer or any Guarantor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Permitted Liens” means:

•any Lien on any asset incurred prior to the date of the Indenture;
•any Lien on any assets acquired after the date of the Indenture (including by way of merger or consolidation) by the Issuer or any Guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the date of the Indenture existing at the time of such acquisition (whether or not assumed by the Issuer or any Guarantor), provided that any such Lien shall attach only to the assets so acquired;
•any Lien on any assets in favor of the Issuer or any Guarantor;
•any Lien on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing);
•any Lien granted by any Guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such Guarantor is subject as of the date of the Indenture; and

•any renewal of or substitution for any Lien permitted by any of the preceding bullet points, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to the Issuer or a Guarantor of any property, whether owned by the Issuer or such Guarantor at the date of the original issuance of the 2022 Notes or later acquired, which has been or is to be sold or transferred by the Issuer or such Guarantor to such person or to any other person by whom funds have been or are to be advanced on the security of such property.

Consolidation, Merger and Sale of Assets

The Indenture restricts the Issuer’s ability to consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets as an entirety or substantially an entirety in one transaction or a series of related transactions to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger of the Issuer and a wholly-owned subsidiary, no consideration other than common stock in the surviving person shall be issued or distributed to the Issuer’s stockholders) or permit any person to merge with or into such party unless:

•the Issuer is the continuing person or the person formed by such consolidation or into which such party is merged or that acquired or leased such property and assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer’s obligations on all of the 2022 Notes and under the Indenture;
•immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and
•the Issuer delivers to the Trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture and notes relating to such transaction have been complied with;
provided, however, that the foregoing limitations will not apply if, in the good faith determination of the Issuer’s board of directors, whose determination must be set forth in a board resolution, the principal purpose of such transaction is to change the state of incorporation of such party; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any express assumption of the Issuer’s obligations as described above, the Issuer shall be released and discharged from all obligations and covenants under the Indenture and all the 2022 Notes.

The Indenture and the guarantees do not limit the ability of any guarantor to consolidate with or merge into or sell all or substantially all its assets. Upon the sale or disposition of any guarantor (by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets) to any person, that guarantor will be deemed released from all its obligations under the Indenture and its guarantee.

Modification and Waiver

The Issuer and the Trustee may amend or supplement the Indenture or the 2022 Notes without notice to or the consent of any holder:

•to cure any ambiguity, defect, or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;
•to comply with the provisions described under “-Certain Covenants-Consolidation, Merger and Sale of Assets;”
•to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;
•to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;
•to establish the form or forms or terms of the 2022 Notes as permitted by the Indenture;
•to provide for uncertificated notes and to make all appropriate changes for such purpose;
•to make any change that does not adversely affect the rights of any holder;
•to add to its covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•to make any change so long as no 2022 Notes are outstanding.
Subject to certain conditions, without prior notice to any holder of 2022 Notes, modifications and amendments of the Indenture may be made by the Issuer and the Trustee with respect to any series of 2022 Notes with the written consent of the holders of a majority in principal amount of the affected series of 2022 Notes, and compliance by the Issuer with any provision of the Indenture with respect to any series of 2022 Notes may be waived by written notice to the Trustee by the holders of a majority in principal amount of the affected series of 2022 Notes outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•changes the stated maturity of the principal of, or any installment of interest on, the 2022 Notes of the affected series;
•reduces the principal amount of, or premium, if any, or interest on, the 2022 Notes of the affected series;
•changes the place or currency of payment of principal of, or premium, if any, or interest on, the 2022 Notes of the affected series;

•changes the provisions for calculating the optional redemption price, including the definitions relating thereto;
•changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of the 2022 Notes of the affected series on or after the due date therefor;
•reduces the above-stated percentage of outstanding 2022 Notes of the affected series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the Indenture;
•waives a default in the payment of principal of, premium, if any, or interest on the 2022 Notes; or
•modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each 2022 Note of the series affected by the modification.
It is not necessary for the consent of the holders under the Indenture to approve the particular form of any note amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the Indenture becomes effective, notice must be given to the holders affected thereby briefly describing the amendment, supplement, or waiver. Supplemental indentures will be mailed to holders upon request. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Events of Default

For purposes of this section, the term “Obligor” shall mean each of the Issuer and Guarantors, in each case excluding such entities’ subsidiaries.

An event of default for a series of 2022 Notes is defined under the Indenture as being:

(1)a default by any Obligor in the payment of principal or premium on the 2022 Notes of such series when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;
(2)a default by any Obligor in the payment of interest on the 2022 Notes of such series when the same becomes due and payable, if that default continues for a period of 30 days;
(3)default by any Obligor in the performance of or breach by any Obligor of any of its other covenants or agreements in the Indenture applicable to all the 2022 Notes or applicable to the 2022 Notes of any series and that default or breach continues for a period of 30 consecutive days after written notice is received from the Trustee or from the holders of 25% or more in aggregate principal amount of the 2022 Notes of all affected series;
(4)any guarantee is not in full force and effect;
(5)a court having jurisdiction enters a decree or order for:

•relief in respect of any Obligor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;
•appointment of a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of any Obligor for any substantial part of such party’s property and assets; or
•the winding up or liquidation of any Obligor’s affairs and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or
(6)any Obligor:
•commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;
•consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such party or for any substantial part of such party’s property; or
•effects any general assignment for the benefit of creditors.
A default under any Obligor’s other indebtedness is not a default under the Indenture.

If an event of default other than an event of default specified in clauses (5) and (6) above occurs with respect to an issue of 2022 Notes and is continuing under the Indenture, then, and in each and every such case, either the Trustee or the holders of not less than 25% in aggregate principal amount of such 2022 Notes then outstanding under the Indenture by written notice to the Issuer and to the Trustee, if such notice is given by the holders, may, and the Trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such 2022 Notes to be immediately due and payable. The amount due upon acceleration shall include only the original issue price of the 2022 Notes and accrued to the date of acceleration and accrued interest, if any. Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such 2022 Notes shall be immediately due and payable. If an event of default specified in clauses (5) and (6) above occurs with respect to any Obligor, the principal amount of and accrued interest, if any, on each issue of 2022 Notes then outstanding shall be and become immediately due and payable without any notice or other action on the part of the Trustee or any holder.

Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of 2022 Notes that has been accelerated. Furthermore, subject to various provisions in the Indenture, the holders of at least a majority in aggregate principal amount of an issue of 2022 Notes by notice to the Trustee may waive an existing default or event of default with respect to such 2022 Notes and its consequences, except a default in the payment of principal of or interest on such 2022 Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holders of each such 2022 Notes. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such 2022 Notes shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “-- Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of an issue of 2022 Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such 2022 Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of 2022 Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of 2022 Notes. A holder may not pursue any remedy with respect to the Indenture or any series of 2022 Notes unless:

•the holder gives the Trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of 2022 Notes make a written request to the Trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;
•the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of 2022 Notes do not give the Trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of the 2022 Note to receive payment of the principal of, premium, if any, or interest on such the 2022 Note, or to bring suit for the enforcement of any such payment, on or after the due date for the 2022 Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture will require certain of officers of the Issuer to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture.

(4)    DESCRIPTION OF OUR 5.50% NOTES DUE 2029

The following summary of our 5.50% Notes due 2029 (the “2029 Notes”) is based on the indenture dated as of January 7, 2003 among Comcast as the issuer (the “Issuer”), certain guarantors named therein and the Bank of New York (the “Base Indenture”), as amended by the first supplemental indenture dated as of March 25, 2003, the second supplemental indenture dated as of August 31, 2009, the third supplemental indenture dated as of March 27, 2013 and the fourth supplemental indenture dated as of October 1, 2015 among Comcast, Comcast Cable Communications, LLC, NBCUniversal Media, LLC (together with Comcast Cable Communications, LLC, the “Guarantors”), and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee (the “Trustee”) (collectively with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture.

Interest Payments

The 2029 Notes bears interest at a rate of 5.50% per annum and we will pay interest on the 2029 Notes on November 23 of each year, beginning November 23, 2011. Interest on the 2029 Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period (or November 23, 2010 if no interest has been paid on the 2029 Notes), to but excluding the next scheduled interest payment date. If the scheduled interest payment date is not a business day, then interest will be paid on the first business day following the scheduled interest payment date. Interest periods are unadjusted. The day count convention is ACTUAL/ACTUAL (ICMA).

Guarantees

Our obligations under the 2029 Notes and the Indenture, including the payment of principal, premium, if any, and interest, are fully and unconditionally guaranteed by each of the Guarantors

The guarantees will not contain any restrictions on the ability of any Guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

Optional Redemption

We have the right at our option to redeem any of the 2029 Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of notes, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (actual/actual (ICMA)) at the Comparable Government Bond Rate plus 28 basis points (the “Make-Whole Amount”) plus, in each case, accrued and unpaid interest thereon to the date of redemption.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the trustee) on the 2029 Notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a United Kingdom government bond whose maturity is closest to the maturity of the 2029 Notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

On and after the redemption date, interest will cease to accrue on the 2029 Notes or any portion of the 2029 Notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the 2029 Notes to be redeemed on such date. If less than all of the 2029 Notes of any series are to be redeemed, the 2029 Notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate. Additionally, we may at any time repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.

The 2029 Notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the 2029 Notes will be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption. See “-Redemption for Tax Reasons.”

Payment of Additional Amounts

We are required, subject to the exceptions and limitations set forth below, to pay as additional interest on the 2029 Notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the 2029 Notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the 2029 Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the 2029 Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;
(c)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;
(d)being or having been a “10-percent shareholder” of Comcast as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or
(e)being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business;
(2)to any holder that is not the sole beneficial owner of the 2029 Notes, or a portion of the 2029 Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(3)to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the 2029 Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(4)to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
(5)to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6)to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(8)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(9)to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or
(10)in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), and (9).
The 2029 Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the 2029 Notes. Except as specifically provided under this heading “-Payments of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “-Payments of Additional Amounts” and under the heading “-Redemption for Tax Reasons”, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “-Payment of Additional Amounts” with respect to the 2029 Notes, then we may at any time at our option redeem, in whole, but not in part, the 2029 Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to the date fixed for redemption.

No Mandatory Redemption or Sinking Fund

There is no mandatory redemption prior to maturity or sinking fund payments for the 2029 Notes.

Additional Debt

The indenture does not limit the amount of debt we may issue under the indenture or otherwise.

Certain Covenants

The Issuer and the Guarantors are subject to some restrictions on their activities for the benefit of holders of all series of debt securities issued under the Indenture. The restrictive covenants summarized below apply, unless the covenants are waived or amended, so long as any of the debt securities are outstanding.

The Indenture does not contain any financial covenants other than those summarized below and does not restrict the Issuer or its subsidiaries from paying dividends or incurring additional debt. In addition, the Indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness

Neither Issuer nor any Guarantor shall create, incur or assume any Lien (other than any Permitted Lien) on such person’s assets, including the Capital Stock of its wholly owned subsidiaries to secure the payment of Indebtedness of the Issuer or any Guarantor, unless the Issuer secures the outstanding 2029 Notes equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

Limitation on Sale and Leaseback Transactions

Neither the Issuer nor any Guarantor shall enter into any Sale and Leaseback Transaction involving any of such person’s assets, including the Capital Stock of its wholly owned subsidiaries.

The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:

•the lease is for a period of not in excess of three years, including renewal of rights;
•the lease secures or relates to industrial revenue or similar financing;
•the transaction is solely between the Issuer and a Guarantor or between or among Guarantors; or
•the Issuer or such Guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (a) the net proceeds of the sale of the assets or part thereof leased or (b) the fair market value of the assets or part thereof leased (as determined in good faith by the Issuer’s Board of Directors) either to:
◦the retirement (or open market purchase) of notes, other long-term Indebtedness of the Issuer ranking on a parity with or senior to the 2029 Notes or long-term Indebtedness of a Guarantor; or
◦the purchase by the Issuer or any Guarantor of other property, plant or equipment related to the business of the Issuer or any Guarantor having a value at least equal to the value of the assets or part thereof leased.
“Capitalized Lease” means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and “Capitalized Lease Obligation” is defined to mean the rental obligations, as aforesaid, under such lease.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person’s capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and preferred stock.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

•to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
•entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” means, with respect to any person at any date of determination (without duplication):

•all indebtedness of such person for borrowed money;
•all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;
•all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);
•all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
•all obligations of such person as lessee under Capitalized Leases;
•all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of:
◦the fair market value of such asset at such date of determination; and
◦the amount of such Indebtedness;
•all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person; and
•to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.
The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

•that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

•that Indebtedness shall not include any liability for federal, state, local, or other taxes.
“Interest Rate Agreements” means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Indenture, the Issuer or any Guarantor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Permitted Liens” means:

•any Lien on any asset incurred prior to the date of the Indenture;
•any Lien on any assets acquired after the date of the Indenture (including by way of merger or consolidation) by the Issuer or any Guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the date of the Indenture existing at the time of such acquisition (whether or not assumed by the Issuer or any Guarantor), provided that any such Lien shall attach only to the assets so acquired;
•any Lien on any assets in favor of the Issuer or any Guarantor;
•any Lien on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing);
•any Lien granted by any Guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such Guarantor is subject as of the date of the Indenture; and
•any renewal of or substitution for any Lien permitted by any of the preceding bullet points, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to the Issuer or a Guarantor of any property, whether owned by the Issuer or such Guarantor at the date of the original issuance of the 2029 Notes or later acquired, which has been or is to be sold or transferred by the Issuer or such Guarantor to such person or to any other person by whom funds have been or are to be advanced on the security of such property.

Consolidation, Merger and Sale of Assets

The Indenture restricts the Issuer’s ability to consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets as an entirety or substantially an entirety in one transaction or a series of related transactions to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger of the Issuer and a wholly-owned subsidiary, no consideration other than common stock in the surviving person shall be issued or distributed to the Issuer’s stockholders) or permit any person to merge with or into such party unless:

•the Issuer is the continuing person or the person formed by such consolidation or into which such party is merged or that acquired or leased such property and assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer’s obligations on all of the 2029 Notes and under the Indenture;
•immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and
•the Issuer delivers to the Trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture and notes relating to such transaction have been complied with;
provided, however, that the foregoing limitations will not apply if, in the good faith determination of the Issuer’s board of directors, whose determination must be set forth in a board resolution, the principal purpose of such transaction is to change the state of incorporation of such party; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any express assumption of the Issuer’s obligations as described above, the Issuer shall be released and discharged from all obligations and covenants under the Indenture and all the 2029 Notes.

The Indenture and the guarantees do not limit the ability of any guarantor to consolidate with or merge into or sell all or substantially all its assets. Upon the sale or disposition of any guarantor (by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets) to any person, that guarantor will be deemed released from all its obligations under the Indenture and its guarantee.

Modification and Waiver

The Issuer and the Trustee may amend or supplement the Indenture or the 2029 Notes without notice to or the consent of any holder:

•to cure any ambiguity, defect, or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;
•to comply with the provisions described under “-Certain Covenants-Consolidation, Merger and Sale of Assets;”
•to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;
•to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;
•to establish the form or forms or terms of the 2029 Notes as permitted by the Indenture;
•to provide for uncertificated notes and to make all appropriate changes for such purpose;
•to make any change that does not adversely affect the rights of any holder;
•to add to its covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•to make any change so long as no 2029 Notes are outstanding.
Subject to certain conditions, without prior notice to any holder of 2029 Notes, modifications and amendments of the Indenture may be made by the Issuer and the Trustee with respect to any series of 2029 Notes with the written consent of the holders of a majority in principal amount of the affected series of 2029 Notes, and compliance by the Issuer with any provision of the Indenture with respect to any series of 2029 Notes may be waived by written notice to the Trustee by the holders of a majority in principal amount of the affected series of 2029 Notes outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•changes the stated maturity of the principal of, or any installment of interest on, the 2029 Notes of the affected series;
•reduces the principal amount of, or premium, if any, or interest on, the 2029 Notes of the affected series;
•changes the place or currency of payment of principal of, or premium, if any, or interest on, the 2029 Notes of the affected series;
•changes the provisions for calculating the optional redemption price, including the definitions relating thereto;
•changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of the 2029 Notes of the affected series on or after the due date therefor;

•reduces the above-stated percentage of outstanding 2029 Notes of the affected series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the Indenture;
•waives a default in the payment of principal of, premium, if any, or interest on the 2029 Notes; or
•modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each 2029 Note of the series affected by the modification.
It is not necessary for the consent of the holders under the Indenture to approve the particular form of any note amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the Indenture becomes effective, notice must be given to the holders affected thereby briefly describing the amendment, supplement, or waiver. Supplemental indentures will be mailed to holders upon request. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Events of Default

For purposes of this section, the term “Obligor” shall mean each of the Issuer and Guarantors, in each case excluding such entities’ subsidiaries.

An event of default for a series of 2029 Notes is defined under the Indenture as being:

(1)a default by any Obligor in the payment of principal or premium on the 2029 Notes of such series when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;
(2)a default by any Obligor in the payment of interest on the 2029 Notes of such series when the same becomes due and payable, if that default continues for a period of 30 days;
(3)default by any Obligor in the performance of or breach by any Obligor of any of its other covenants or agreements in the Indenture applicable to all the 2029 Notes or applicable to the 2029 Notes of any series and that default or breach continues for a period of 30 consecutive days after written notice is received from the Trustee or from the holders of 25% or more in aggregate principal amount of the 2029 Notes of all affected series;
(4)any guarantee is not in full force and effect;
(5)a court having jurisdiction enters a decree or order for:
•relief in respect of any Obligor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;
•appointment of a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of any Obligor for any substantial part of such party’s property and assets; or

•the winding up or liquidation of any Obligor’s affairs and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or
(6)any Obligor:

•commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;
•consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such party or for any substantial part of such party’s property; or
•effects any general assignment for the benefit of creditors.
A default under any Obligor’s other indebtedness is not a default under the Indenture.

If an event of default other than an event of default specified in clauses (5) and (6) above occurs with respect to an issue of 2029 Notes and is continuing under the Indenture, then, and in each and every such case, either the Trustee or the holders of not less than 25% in aggregate principal amount of such 2029 Notes then outstanding under the Indenture by written notice to the Issuer and to the Trustee, if such notice is given by the holders, may, and the Trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such 2029 Notes to be immediately due and payable. The amount due upon acceleration shall include only the original issue price of the 2029 Notes and accrued to the date of acceleration and accrued interest, if any. Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such 2029 Notes shall be immediately due and payable. If an event of default specified in clauses (5) and (6) above occurs with respect to any Obligor, the principal amount of and accrued interest, if any, on each issue of 2029 Notes then outstanding shall be and become immediately due and payable without any notice or other action on the part of the Trustee or any holder.

Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of 2029 Notes that has been accelerated. Furthermore, subject to various provisions in the Indenture, the holders of at least a majority in aggregate principal amount of an issue of 2029 Notes by notice to the Trustee may waive an existing default or event of default with respect to such 2029 Notes and its consequences, except a default in the payment of principal of or interest on such 2029 Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holders of each such 2029 Notes. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such 2029 Notes shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “-Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of an issue of 2029 Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such 2029 Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of 2029 Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of 2029 Notes. A holder may not pursue any remedy with respect to the Indenture or any series of 2029 Notes unless:

•the holder gives the Trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of 2029 Notes make a written request to the Trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;
•the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of 2029 Notes do not give the Trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of the 2029 Note to receive payment of the principal of, premium, if any, or interest on such the 2029 Note, or to bring suit for the enforcement of any such payment, on or after the due date for the 2029 Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture will require certain of officers of the Issuer to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture.

(5)    DESCRIPTION OF OUR 0.000% NOTES DUE 2026, OUR 0.250% NOTES DUE 2027, OUR 0.250% NOTES DUE 2029, OUR 0.750% NOTES DUE 2032, OUR 1.250% NOTES DUE 2040, OUR 1.500% NOTES DUE 2029 AND OUR 1.875% NOTES DUE 2036

The following summary of our 0.000% Notes due 2026 (the “2026 Euro Notes”), our 0.250% Notes due 2027 (the “2027 Euro Notes”), our 0.250% Notes due 2029 (the “2029 Euro Notes”), our 0.750% Notes due 2032 (the “2032 Euro Notes”), our 1.250% Notes due 2040 (the “2040 Euro Notes”), our 1.500% Notes due 2029 (the “2029 Sterling Notes”) and our 1.875% Notes due 2036 (the “2036 Sterling Notes” and together with the 2026 Euro Notes, the 2027 Euro Notes, the 2029 Euro Notes, the 2032 Euro Notes, the 2040 Euro Notes and the 2029 Sterling Notes, collectively, the “Notes”) is based on the senior indenture dated as of September 18, 2013 among Comcast as issuer (the “Issuer”), Comcast Cable Communications, LLC and NBCUniversal Media, LLC (the “Guarantors”) and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee (the “Trustee”) (the “Base Indenture”), as amended by the first supplemental indenture dated as of November 17, 2015 among the Issuer, the Guarantors and the Trustee (collectively with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture.

Interest Payments
Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date to which interest was paid on the Notes (or February 20, 2020 if no interest has been paid in the case of the 2027 Euro Notes, the 2032 Euro Notes, the 2040 Euro Notes, the 2029 Sterling Notes or the 2036 Sterling Notes, or September 14, 2021 if no interest has been paid in the case of the 2026 Euro Notes or the 2029 Euro Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date, and no interest will accrue in respect of the delay.
The term “business day” means any day other than a Saturday or Sunday (i) which is not a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close and (ii) in the case of the 2026 Euro Notes, the 2027 Euro Notes, the 2029 Euro Notes, the 2032 Euro Notes and the 2040 Euro Notes (collectively, the “Euro Notes”), on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the TARGET2 system) or any successor thereto is open.
Issuance in Euro; Issuance in GBP
Principal, premium, if any, and interest payments in respect of the Euro Notes will be payable in euro. If euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, then all payments in respect of the Euro Notes will be made in U.S. dollars until euro is again available to the Issuer. The amount payable on any date in euro will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Euro Notes so made in U.S. dollars will not constitute an event of default under the Indenture.
Principal, premium, if any, and interest payments in respect of the 2029 Sterling Notes and the 2036 Sterling Notes (together, the “Sterling Notes”) will be payable in GBP. If GBP is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, then all payments in respect of the Sterling Notes will be made in U.S. dollars until GBP is again available to the Issuer. The amount payable on any date in GBP will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate for GBP. Any payment in respect of the Sterling Notes so made in U.S. dollars will not constitute an event of default under the Indenture.
The amount payable on any date in euro or GBP, as applicable, will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate or U.S. dollar/GBP exchange rate, as applicable. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the Trustee nor the paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling re-denominations.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro or GBP, as applicable, as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.
Guarantees

The Issuer’s obligations, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the Guarantors as described in the accompanying prospectus.

The guarantees will not contain any restrictions on the ability of any Guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.
Optional Redemption

The Issuer will have the right at the Issuer’s option to redeem any of the Notes of each series in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 30 days, prior notice delivered electronically or mailed to the registered address of each holder of notes, at the applicable Redemption Price. The Issuer will calculate the Redemption Price in connection with any redemption hereunder.

“Redemption Price” means:

•with respect to the 2026 Euro Notes, at any time prior to August 14, 2026 (one month prior to the maturity of the 2026 Euro Notes) (the “2026 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2026 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 10 basis points; provided that, if the 2026 Euro Notes are redeemed on or after the 2026 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

•with respect to the 2027 Euro Notes, at any time prior to March 20, 2027 (two months prior to the maturity of the 2027 Euro Notes) (the “2027 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2027 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 15 basis points; provided that, if the 2027 Euro Notes are redeemed on or after the 2027 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

•with respect to the 2029 Euro Notes, at any time prior to June 14, 2029 (three months prior to the maturity of the 2029 Euro Notes) (the “2029 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2029 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 15 basis points; provided that, if the 2029 Euro Notes are redeemed on or after the 2029 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

•with respect to the 2032 Euro Notes, at any time prior to November 20, 2031 (three months prior to the maturity of the 2032 Euro Notes) (the “2032 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2032 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 20 basis points; provided that, if the 2032 Euro Notes are redeemed on or after the 2032 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

•with respect to the 2040 Euro Notes, at any time prior to August 20, 2039 (six months prior to the maturity of the 2040 Euro Notes) (the “2040 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2040 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 25 basis points; provided that, if the 2040 Euro Notes are redeemed on or after the 2040 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;
•with respect to the 2029 Sterling Notes, at any time prior to November 20, 2028 (three months prior to the maturity of the 2029 Sterling Notes) (the “2029 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2029 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 15 basis points; provided that, if the 2029 Sterling Notes are redeemed on or after the 2029 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes; and

•with respect to the 2036 Sterling Notes, at any time prior to November 20, 2035 (three months prior to the maturity of the 2036 Sterling Notes) (the “2036 Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 2036 Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus 15 basis points; provided that, if the 2036 Sterling Notes are redeemed on or after the 2036 Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

plus, in each case, accrued and unpaid interest thereon to the date of redemption.

The term “comparable government bond” means (i) with respect to the Euro Notes, in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by us, a German government bond whose maturity is closest to the maturity of the applicable series of Euro Notes to be redeemed (assuming for this purpose that each series of Euro Notes matured on the related Par Call Date), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/ or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate and (ii) with respect to the Sterling Notes, in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by us, a United Kingdom government bond whose maturity is closest to the maturity of the applicable series of Sterling Notes to be redeemed (assuming for this purpose that each series of Sterling Notes matured on the related Par Call Date), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other United Kingdom government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.

The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the applicable comparable government bond on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by us.

The term “independent investment banker” means each of BNP Paribas, Citigroup Global Markets Limited and J.P. Morgan Securities plc (or their respective successors), with respect to the 2027 Euro Notes, the 2032 Euro Notes, the 2040 Euro Notes and the Sterling

Notes, and Barclays Bank PLC and Deutsche Bank AG, London Branch (or their respective successors), with respect to the 2026 Euro Notes and the 2029 Euro Notes, or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by us.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). On or before the redemption date, the Issuer will deposit with the Trustee or the paying agent money sufficient to pay the Redemption Price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by lottery provided that notes represented by a Global Note will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor). Additionally, the Issuer may at any time repurchase Notes in the open market and may hold or surrender such Notes to the Trustee for cancellation.

The Notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events occur, the Notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption.
Payment of Additional Amounts

The Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest in respect of the Notes such additional amounts as are necessary in order that the net payment by the Issuer or its paying agent of the principal of and interest in respect of the Notes to a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)    to the extent any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner if the holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;
(c)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign-tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;
(d)    being or having been a “10-percent shareholder” of the Issuer or applicable Guarantor as defined in section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or
(e)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3) of the Code or any successor provision;
(2)    to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)    to the extent any tax, assessment or other governmental charge would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in such tax, assessment or other governmental charge;
(4)    to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or an applicable withholding agent from the payment;

(5)    to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)    to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge or excise tax imposed on the transfer of Notes;

(7)    to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(8)    to the extent any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)    to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third party that either is not a bank or holding the Notes for investment purposes only;

(10)    to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code whether currently in effect or as published and amended from time to time; or

(11)    in the case of any combination of items (1) through (10) above.

If the Issuer is required to pay additional amounts with respect to the Notes, the Issuer will notify the Trustee and paying agent pursuant to an officer’s certificate that specifies the amount of such additional amounts payable and the time when such amounts are payable. If the Trustee and the paying agent do not receive such an officer’s certificate from us, the Trustee and paying agent may rely on the absence of such an officer’s certificate in assuming that no such additional amounts are payable.

The Notes are also subject to redemption prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events occur, the Notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption. See “—Redemption for Tax Reasons.”

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer becomes or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the Notes, then the Issuer may at any time at its option redeem, in whole, but not in part, the Notes on not less than 15 nor more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption.
No Mandatory Redemption or Sinking Fund
There will be no mandatory redemption prior to maturity or sinking fund payments for the Notes.
Additional Debt
The Indenture does not limit the amount of debt the Issuer may issue under the Indenture or otherwise.

Certain Covenants

The Issuer and the Guarantors have agreed to some restrictions on their activities for the benefit of holders of all series of the Notes issued under the Indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the Notes are outstanding.

The Indenture does not contain any financial covenants other than those summarized below and does not restrict the Issuer or the Issuer’s subsidiaries from paying dividends or incurring additional debt. In addition, the Indenture will not protect holders of Notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness

With respect to the Notes of each series, each Obligor will covenant under the Indenture not to create or incur any Lien on any of its Properties, whether owned at the time the Indenture is executed or acquired afterward, in order to secure any of its Indebtedness, without effectively providing that the Notes of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a)    Liens existing as of the date of initial issuance of the Notes of such series;

(b)    Liens granted after the date of initial issuance of the Notes of such series, created in favor of the registered holders of the Notes of such series;

(c)    Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the lien restriction covenant of the Indenture, so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(d)    Permitted Liens.

Notwithstanding the restrictions above, any Obligor may, without securing the Notes of any series, create or incur Liens which would otherwise be subject to the restrictions set forth above, if after giving effect to those Liens, the Obligor’s Aggregate Debt together with the Aggregate Debt of each other Obligor does not exceed the greater of (i) 15% of the Issuer’s Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of the Issuer’s Consolidated Net Worth calculated as of the date of initial issuance of the Notes of such series; provided that Liens created or incurred pursuant to the terms described in this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured by such Liens is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt of such Obligor.

Limitation on Sale and Lease-Back Transactions

With respect to the Notes of each series, each Obligor will covenant under the Indenture not to enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether owned at the time the Indenture is executed or acquired afterward, unless:

•such transaction was entered into prior to the date of the initial issuance of the Notes of such series;

•such transaction was for the sale and leasing back to such Obligor of any Property by one of its Subsidiaries;

•such transaction involves a lease for less than three years;

•such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes of such series pursuant to the first paragraph of “—Limitation on Liens Securing Indebtedness” above; or

•such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of its long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, such Obligor may deliver the Notes to the Trustee therefor for cancellation, such Notes to be credited at the cost thereof to the Obligor.

Notwithstanding the previous paragraph (including the bulleted list), any Obligor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the Notes of any series if after giving effect thereto and at the time of determination, its Aggregate Debt together with the Aggregate Debt of all other Obligors does not exceed the greater of (i) 15% of the Issuer’s Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of the Issuer’s Consolidated Net Worth calculated as of the date of initial issuance of the Notes of such series.

“Aggregate Debt” means, with respect to an Obligor, the sum of the following as of the date of determination:

(1) the aggregate principal amount of such Obligor’s Indebtedness incurred after the date of initial issuance of the Notes and secured by Liens not permitted by the first paragraph (including the bulleted list) under “—Limitation on Liens Securing Indebtedness” above; and

(2) such Obligor’s Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the Notes pursuant to the last paragraph under “—Limitation on Sale and Lease-Back Transactions” above.

“Attributable Liens” means in connection with a sale and lease-back transaction of an Obligor the lesser of:

(1) the fair market value of the assets subject to such transaction (as determined in good faith by the board of directors (in the case of the Issuer) or the equivalent governing body (in the case of any Guarantor)); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding Notes of each series issued under the Indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that would be required to be recorded as a capital lease in accordance with GAAP as in effect as of the date of the Indenture, whether entered into before or after the date of the Indenture.

“Consolidated Net Worth” of any Person means, as of any date of determination, the stockholders’ equity or members’ capital of such Person as reflected on the most recent consolidated balance sheet of such Person and prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States as of (i) the date of the Indenture, for purposes of the definition of “Capital Lease” and (ii) the date of determination, for all other purposes under the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate lock agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Obligor” means each of the Issuer and each Guarantor.

“Permitted Liens” means, with respect to an Obligor:

(1) Liens on any of the applicable Obligor’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition; provided that with respect to this clause (a) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by such Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach and (c) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (2);

(3) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on such Obligor’s books in conformity with GAAP;

(5) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, swaps, equity hedges or similar agreements or arrangements designed to protect such Obligor from fluctuations in interest rates, currencies, equities or the price of commodities;

(7) Liens in favor of the Issuer or any Guarantor;

(8) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(9) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which such Obligor is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2⁄3% of the annual fixed rentals payable under such lease;

(12) Liens consisting of deposits of Property to secure such Obligor’s statutory obligations in the ordinary course of its business;

(13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which such Obligor is a party in the ordinary course of its business, but not in excess of $25,000,000;
(14) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(15) Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(16) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations of all Obligors secured thereby does not exceed $300,000,000 at any one time;

(17) Liens securing Specified Non-Recourse Debt;

(18) Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(19) Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.
“Property” means with respect to any Person any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Specified Non-Recourse Debt” means any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to the applicable Obligor.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Consolidation, Merger and Sale of Assets

The Issuer will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of the Issuer’s assets to any Person or Persons (other than a transfer or other disposition of assets to any of the Issuer’s wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•the Issuer shall be the continuing Person or, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•the surviving entity will expressly assume all of the Issuer’s obligations under the Notes and the Indenture and will execute a supplemental indenture, in a form satisfactory to the Trustee, which will be delivered to the Trustee;

•immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•the Issuer or the surviving entity will have delivered to the Trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•the merger or consolidation of the Issuer with an affiliate if the Issuer’s board of directors, determines in good faith that the purpose of such transaction is principally to change the Issuer’s state of incorporation or convert the Issuer’s form of organization to another form; or

•the merger of the Issuer with or into a single direct or indirect wholly owned subsidiary pursuant to Section 1924(b)(4) (or any successor provision) of the Business Corporation Law of the State of Pennsylvania or Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of the Issuer’s state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Issuer’s assets occurs in accordance with the Indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the Indenture with the same effect as if such successor person had been named in the Issuer’s place in the Indenture. The Issuer will (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any debt securities issued thereunder (including the Notes).

Existence. Except as permitted under “—Consolidation, Merger and Sale of Assets,” the Indenture requires the Issuer to do or cause to be done all things necessary to preserve and keep in full force and effect the Issuer’s existence, rights and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if the Issuer determines that its preservation is no longer desirable in the conduct of business.

Information. The Issuer will furnish to the Trustee any document or report the Issuer is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this covenant. Delivery of the reports, information and documents required by this section to be delivered to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Modification and Waiver

The Issuer, the Guarantors and the Trustee may amend or modify the Indenture or the Notes of any series without notice to or the consent of any holder in order to:

•cure any ambiguities, omissions, defects or inconsistencies in the Indenture in a manner that does not adversely affect the interests of the holders in any material respect;

•make any change that would provide any additional rights or benefits to the holders of the Notes;

•provide for or add guarantors with respect to the Notes;

•secure the Notes of any series;

•establish the form or terms of Notes of any series;

•provide for uncertificated Notes in addition to or in place of certificated Notes;

•evidence and provide for the acceptance of appointment by a successor trustee;

•provide for the assumption by the Issuer’s successor, if any, to the Issuer’s or their obligations to holders of any outstanding Notes in compliance with the applicable provisions of the Indenture;

•qualify the Indenture under the Trust Indenture Act;

•conform any provision in the Indenture or the terms of the securities of any series to the prospectus, offering memorandum, offering circular or any other document pursuant to which the securities of such series were offered; or

•make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the Indenture or the Notes of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of all series and the debt securities of all other series outstanding under the Indenture that are affected by the amendment or modification (voting together as a single class), and the Issuer’s compliance with any provision of the Indenture with respect to the debt securities of any series issued under the Indenture (including the Notes) may be waived by written notice to the Issuer and the Trustee by the holders of a majority in aggregate principal amount of the debt securities of all series outstanding under the Indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt security:

•reduce the principal amount, or extend the fixed maturity, of the Notes of such series or alter or waive the redemption provisions of the Notes of such series;

•impair the right of any holder of the Notes of such series to receive payment of principal or interest on the Notes of such series on and after the due dates for such principal or interest;

•change the currency in which principal, any premium or interest is paid;

•reduce the percentage in principal amount outstanding of Notes of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•impair the right to institute suit for the enforcement of any payment on the Notes of such series;

•waive a payment default with respect to the Notes of such series;

•reduce the interest rate or extend the time for payment of interest on the Notes of such series; or

•adversely affect the ranking of the Notes of such series.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of the Notes, or which modifies the rights of the holders of the Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of debt securities of any other series.

Events of Default

Each of the following will constitute an event of default in the Indenture with respect to the Notes of any series:
(a)    default in paying interest on the Notes of such series when it becomes due and the default continues for a period of 30 days or more;
(b)    default in paying principal on the Notes of such series when due;
(c)    default by any Obligor in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (a) or (b) above) and the default or breach continues for a period of 90 days or more after the Issuer receives written notice from the Trustee or the Issuer and the Trustee receive notice from the holders of at least 25% in aggregate principal amount of the Notes of all affected series and the debt securities of all other affected series outstanding under the Indenture (voting together as a single class);
(d)    certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Issuer or any Obligor have occurred; or
(e)    any Guarantee shall not be (or shall be claimed by the relevant Guarantor not to be) in full force and effect.

If an event of default (other than an event of default specified in clause (d) above) under the Indenture occurs and is continuing, then the Trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the Notes of all affected series and the debt securities of all other affected series outstanding under the Indenture (voting together as a single class), will by written notice, require the Issuer to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest.

If an event of default under the Indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding Notes of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the Notes of such series if all existing events of default with respect to the Notes of such series, except for nonpayment of the principal and interest on the Notes of such series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the Notes of all affected series and the debt securities of all other affected series outstanding under the Indenture (voting together as a single class) may, by written notice to the Issuer and the Trustee, also waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected holders of the Notes of such series.

The holders of at least 25% in aggregate principal amount of the Notes of all affected series and the debt securities of all other affected series outstanding under the Indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity reasonably satisfactory to the Trustee, to the Trustee to institute a proceeding and the Trustee has failed to do so within 60 days after it received this request and offer of indemnity. In addition, within this 60-day period the Trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the Notes of all affected series and the debt securities of all other affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the Notes of any affected series for the enforcement of the payment of principal or interest on or after the due dates for such payment.

During the existence of an event of default of which a responsible officer of the Trustee has actual knowledge or has received written notice from the Issuer or any holder of the Notes, the Trustee is required to exercise the rights and powers vested in it under the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the Trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the Notes of all affected series and the debt securities of all other affected series outstanding under the Indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, or power conferred on the Trustee.

The Trustee will, within 90 days after any default occurs with respect to the Notes of any series, give notice of the default to the holders of the Notes of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The Issuer is required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Indenture within 120 days of the end of each fiscal year.